Exhibit 99.1

ARHAUS ANNOUNCES SECONDARY OFFERING OF CLASS A COMMON STOCK BY SELLING STOCKHOLDERS

Arhaus, Inc. (Nasdaq: ARHS) (“Arhaus” or the “Company”), a rapidly growing lifestyle brand and omni-channel retailer of premium artisan-crafted home furnishings, announced today that certain selling stockholders affiliated with Freeman Spogli & Co. (collectively, the “Selling Stockholders”) have commenced an underwritten public offering of 12 million shares of the Company’s Class A common stock (the “Offering”). Additionally, the Selling Stockholders intend to grant the underwriters a 30-day option to purchase up to an additional 1.8 million shares of the Company’s Class A common stock. The proposed Offering is subject to market conditions, and there can be no assurance as to whether or when the proposed Offering may be completed or as to the actual size or terms of the proposed Offering.

The Selling Stockholders will receive all of the proceeds from the proposed Offering. Arhaus is not selling any shares of Class A common stock in the proposed Offering and will not receive any of the proceeds from the proposed Offering.

BofA Securities and Jefferies are acting as joint lead book-running managers and as representatives for the proposed Offering. Morgan Stanley and Piper Sandler are acting as active book-running managers for the proposed Offering. Baird, Barclays, Guggenheim Securities and William Blair are acting as book-running managers for the proposed Offering.

The shares of Class A common stock are being offered pursuant to a registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission (“SEC”) on December 30, 2022. The proposed Offering will be made only by means of a preliminary prospectus supplement and an accompanying prospectus. Before you invest, you should read the preliminary prospectus supplement, accompanying prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this Offering. A copy of the preliminary prospectus supplement and accompanying prospectus relating to this Offering may be obtained, when available, from the website of the SEC at http://www.sec.gov or from BofA Securities, Attn: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255, email: dg.prospectus_requests@bofa.com; or Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, telephone: (877) 821-7388, email: Prospectus_Department@Jefferies.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Arhaus

Founded in 1986, Arhaus is a rapidly growing lifestyle brand and omni-channel retailer of premium home furnishings. Through a differentiated proprietary model that directly designs and sources products from leading manufacturers and artisans around the world, Arhaus offers an exclusive assortment of heirloom quality products that are sustainably sourced, lovingly made, and built to last. With more than 85 showroom and design studio locations across the United States, a team of interior designers providing complimentary in-home design services, and robust online and eCommerce capabilities, Arhaus is known for innovative design, responsible sourcing, and client-first service.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. In particular, statements as to the Offering, its size and potential completion are forward-looking statements. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions elsewhere in this press release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that could prevent, delay or negatively impact the amount of, timing of, or the completion of, the proposed Offering and the financial, operational and legal risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Applicable risks also include those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q or under the heading “Risk Factors” included in the preliminary prospectus supplement and in any subsequent filings with the SEC. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Contact

Wendy Watson

SVP, Investor Relations

(440) 439-7700 x3409

invest@arhaus.com